Exhibit T3A.2.25

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/02/2002 020002511 - 3474349

CERTIFICATE OF LIMITED PARTNERSHIP

OF

MAXI DRUG SOUTH, L.P.

This Certificate of Limited Partnership of Maxi Drug South, L.P. (the "Partnership") is made as of January 2, 2002.

1. The name of the Partnership is Maxi Drug South, L.P.

2. The address of the registered office of the Partnership in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name and address of the registered agent for service of process on the Partnership are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

3. The name and business address of the general partner of the Partnership are as follows:

Maxi Drug, Inc.
50 Service Avenue
Warwick, Rhode Island 02886

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Limited Partnership to be executed in its capacity as the general partner of Maxi Drug South, L.P. as of the date first above written.

MAXI DRUG, INC.
General Partner

BY:	/s/ Randy Wyrofsky
Randy Wyrofsky
Vice President

STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is	Maxi Drug South, L.P.

.

SECOND: Article 2 of the Certificate of Limited Partnership shall be amended as follows: The registered agent will now be known as The Corporation Trust Company located at 1209 Orange Street, Wilmington, DE 19801.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 26 day of September, A.D. 05.

By:	/s/ Kristen Betzger
General Partner(s)

Name:	Kristen Betzger, VP for Maxi Drug, Inc. GP
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 06:32 PM 09/26/2005 FILED 05:06 PM 09/26/2005 SRV 050787364 - 3474349 FILE